Exhibit 10.3

SHAREHOLDER NON-REDEMPTION AGREEMENT

THIS SHAREHOLDER NON-REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of October 17, 2022 by and among European Biotech Acquisition Corp., a Cayman Islands exempted company (“EBAC”), LSP Sponsor EBAC B.V., a Dutch limited liability company (the “Sponsor”) and [__________], a holder of certain EBAC Shares (as defined below) (the “EBAC Shareholder”). Each of EBAC, the Sponsor and the EBAC Shareholder will individually be referred to herein as a “Party” and, collectively, as the “Parties”. For purposes of this agreement, an “EBAC Share” means a Class A ordinary share of EBAC, par value $0.0001 per share. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, EBAC and Oculis SA, a corporation (société anonyme) incorporated and existing under the laws of Switzerland (“Oculis”) entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, as soon as practicable following the execution of the Business Combination Agreement, (a) EBAC will form (i) Oculis Holding AG, a public limited liability company incorporated and existing under the laws of Switzerland and a direct wholly owned subsidiary of EBAC (“New Parent”), (ii) a new Cayman Islands exempted company that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 1”), (iii) another new Cayman Islands exempted company that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 2”) and (iv) a new public limited liability company (société anonyme)  incorporated and existing under the laws of Switzerland that will be a direct wholly owned subsidiary of New Parent (“Merger Sub 3”) and (b) EBAC will cause New Parent, Merger Sub 1, Merger Sub 2 and Merger Sub 3 to become a party to the Business Combination Agreement as a “Party” and “EBAC Party” by executing a joinder agreement;

WHEREAS, the EBAC Shareholder is the record and beneficial owner of the number of EBAC Shares set forth on the signature page hereto (together with any other shares, capital stock or any other equity interests, as applicable, of EBAC that the EBAC Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof (including any New Parent Shares received pursuant to Section 4 below), collectively, the “Subject EBAC Equity Securities”);

WHEREAS, the EBAC Shareholder acknowledges and agrees that EBAC and the other parties to the Business Combination Agreement would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the EBAC Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, in consideration of the EBAC Shareholder’s commitment to, among other things, not redeem the Subject EBAC Equity Securities, and subject to the conditions set forth herein, the Sponsor agrees to transfer to the EBAC Shareholder one (1) New Parent Class A Share, nominal value CHF 0.01 per share (the “New Parent Class A Shares”) for every ten (10) Subject EBAC Equity Securities (the “New Parent Shares”), on or promptly following the Acquisition Closing Date;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1. Agreement to Vote. The EBAC Shareholder hereby unconditionally and irrevocably agrees to be present at any meeting of the shareholders of EBAC, and to vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, all of the Subject EBAC Equity Securities (i) in favor of the Transaction Proposals, and (ii) in opposition to: (A) any and all other proposals (1) that could reasonably be expected to delay or impair the ability of EBAC to consummate the transactions contemplated by the Business Combination Agreement or any Ancillary Agreement or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction and the transactions contemplated thereby, or (B) any other action, proposal, transaction or agreement involving EBAC or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Ancillary Agreement or would reasonably be expected to result in (y) any breach of any representation, warranty, covenant, obligation or agreement of EBAC in the Business Combination Agreement or any Ancillary Agreement or (z) any of the conditions to EBAC’s obligations under the Business Combination Agreement or any Ancillary Agreement not being fulfilled.

2. No Redemption. The EBAC Shareholder hereby agrees that it shall not redeem, or submit a request to EBAC’s transfer agent or otherwise exercise any right to redeem, any Subject EBAC Equity Securities.

3. Transfer of Shares. The EBAC Shareholder hereby agrees that, from the date hereof through the date that is ninety (90) calendar days after the Acquisition Closing Date, it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of the Subject EBAC Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of the Subject EBAC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Subject EBAC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Subject EBAC Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Subject EBAC Equity Securities even if such Subject EBAC Equity Securities would be disposed of by a Person other than the EBAC Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations.

4. Agreement of Sponsor.

(a)	In consideration of the EBAC Shareholder’s performance of its obligations described herein and upon satisfaction (or, if applicable, waiver) of the conditions set forth in clause (b) of this Section, effective as of and conditioned on the consummation of the Acquisition Closing, the Sponsor shall transfer the New Parent Shares to the EBAC Shareholder, on or promptly following the Acquisition Closing Date. Upon written notice from (or on behalf of) the Sponsor to the EBAC Shareholder at least five (5) Business Days prior to the expected Acquisition Merger Closing Date, the EBAC Shareholder may designate in writing to the Sponsor any managed accounts or fund entities for which the EBAC Shareholder exercises investment discretion to receive the New Parent Shares.

(b)	The obligations of the Sponsor pursuant to Section 4 of this Agreement shall be subject to the satisfaction, or valid waiver by the Sponsor, of the following conditions: (i) the EBAC Shareholder shall have fully complied with, performed and satisfied its obligations set out in Sections 1-3 hereof, and shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Acquisition Closing Date, (ii) the Acquisition Closing shall have occurred, and (iii) all representations and warranties of the EBAC Shareholder contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Acquisition Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date).

5. EBAC Representations and Warranties. EBAC represents and warrants as of the date hereof to the EBAC Shareholder as follows:

(a)	EBAC is duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within EBAC’s corporate powers and have been duly authorized by all necessary corporate actions on the part of EBAC. This Agreement has been duly executed and delivered by EBAC and, assuming due authorization, execution and delivery by the EBAC Shareholder, this Agreement constitutes a legally valid and binding obligation of EBAC, enforceable against EBAC in accordance with the terms hereof (except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity).

(b)	The execution and delivery of this Agreement by EBAC does not, and the performance by EBAC of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of EBAC, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by EBAC of its obligations under this Agreement. EBAC has full right and power to enter into this Agreement.

(c)	As of the date of this Agreement, the authorized share capital of EBAC consists of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares, $0.0001 par value each and as of the date immediately prior to the Transactions, the authorized share capital of EBAC will consist of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares, $0.0001 par value each. All issued and outstanding ordinary shares of EBAC have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. There are no shareholder agreements, voting trusts or other agreements or understandings to which the EBAC is a party or by which it is bound relating to the voting of any securities of the EBAC, other than as contemplated by the Business Combination Agreement and the Ancillary Agreements.

6. Sponsor Representations and Warranties. Sponsor represents and warrants as of the date hereof to the EBAC Shareholder as follows:

(a)	Sponsor is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Sponsor. This Agreement has been duly executed and delivered by Sponsor and, assuming due authorization, execution and delivery by the EBAC Shareholder, this Agreement constitutes a legally valid and binding obligation of Sponsor, enforceable against Sponsor in accordance with the terms hereof (except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity).

(b)	The execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder, including the transfer of New Parent Shares to the EBAC Shareholder, will not, (i) conflict with or result in a violation of the organizational documents of Sponsor, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement. Sponsor has full right and power to enter into this Agreement.

(c)	Sponsor has, and on the Acquisition Closing Date will have, good and valid title to the New Parent Shares to be transferred to the EBAC Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to transfer and deliver the New Parent Shares to be transferred by the Sponsor or a security entitlement in respect of such Shares.

7. EBAC Shareholder Representations and Warranties. The EBAC Shareholder hereby represents and warrants to EBAC as follows:

(a)	If the EBAC Shareholder is a corporation, company, limited liability company or other applicable business entity, it is duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Legal Requirements of its jurisdiction of formation or organization (as applicable).

(b)	If the EBAC Shareholder is not an individual, the EBAC Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the EBAC Shareholder. If the EBAC Shareholder is an individual, EBAC Shareholder has the capacity to enter into, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the EBAC Shareholder. If the EBAC Shareholder is an individual, the signature on this Agreement is genuine, and the EBAC Shareholder has legal competence and capacity to execute the same. This Agreement constitutes a valid, legal and binding agreement of the EBAC Shareholder (assuming that this Agreement is duly authorized, executed and delivered by EBAC and New Parent), enforceable against the EBAC Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c)	The execution and delivery of this Agreement by the EBAC Shareholder does not, and the performance by the EBAC Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the EBAC Shareholder if it is not an individual, (ii) result in a violation of any law, rule, regulation, order, judgment or decree or (iii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the EBAC Shareholder of its obligations under this Agreement.

(d)	The EBAC Shareholder (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is not a "U.S. person" as defined in Regulation S promulgated under the Securities Act, (iii) is acquiring any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement only for its own account and not for the account of others, or if the EBAC Shareholder is acquiring any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor (as the case may be) and the EBAC Shareholder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A). The EBAC Shareholder is not an entity formed for the specific purpose of acquiring any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors and is an “institutional account” as defined by FINRA Rule 4512(c). The EBAC Shareholder is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Accordingly, the EBAC Shareholder understands that the acquisition of any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e)	The EBAC Shareholder understands that any New Parent Shares that may be transferred to the EBAC Shareholder pursuant to this Agreement are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the New Parent Shares have not been registered under the Securities Act. The EBAC Shareholder understands that the New Parent Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the EBAC Shareholder except (i) pursuant to an effective registration statement under the Securities Act, (ii) to the extent the EBAC Shareholder has delivered to the New Parent (if requested by New Parent) an opinion of counsel, in a form reasonably acceptable to New Parent, to the effect that such New Parent Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) to the extent that such EBAC Shareholder provides the New Parent with reasonable assurance (which shall not include a legal opinion) that such New Parent Shares can be sold, assigned or transferred pursuant to Rule 144, Rule 144A or Regulation S promulgated under the Securities Act (or a successor rule thereto) or (iv) otherwise pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book-entry records representing the New Parent Shares shall contain a restrictive legend to such effect. The EBAC Shareholder acknowledges and agrees that the New Parent Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the EBAC Shareholder may not be able to readily resell the New Parent Shares and may be required to bear the financial risk of an investment in the New Parent Shares for an indefinite period of time. The EBAC Shareholder understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the New Parent Shares. Notwithstanding the foregoing, the New Parent Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the New Parent Shares and such pledge of New Parent Shares shall not be deemed to be a transfer, sale or assignment of the New Parent Shares hereunder, and the EBAC Shareholder, by effecting a pledge of New Parent Shares, shall not be required to provide New Parent with any notice thereof or otherwise make any delivery to New Parent pursuant to this Agreement.

(f)	In making its decision to invest in the New Parent Shares, the EBAC Shareholder has relied solely upon independent investigation made by the EBAC Shareholder and New Parent’s, Sponsor’s and EBAC’s representations, warranties and covenants contained herein. The EBAC Shareholder has not relied on any statements or other information provided by anyone other than New Parent, Sponsor and EBAC concerning EBAC, Oculis, the Mergers, the New Parent Shares or the offer of the New Parent Shares. The EBAC Shareholder acknowledges and agrees that the EBAC Shareholder has received such information as the EBAC Shareholder deems necessary in order to make an investment decision with respect to the New Parent Shares, including with respect to Oculis, EBAC and the Mergers, and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the EBAC Shareholder’s investment in the New Parent Shares. The EBAC Shareholder represents and agrees that the EBAC Shareholder and the EBAC Shareholder’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the EBAC Shareholder and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the New Parent Shares. Without limiting the generality of the foregoing, the EBAC Shareholder acknowledges that it has had an opportunity to review the SEC Reports.

(g)	EBAC Shareholder became aware of the offering of the New Parent Shares solely by means of direct contact between the EBAC Shareholder, New Parent, EBAC or their representatives or affiliates. The EBAC Shareholder did not become aware of the offering of the New Parent Shares, nor were the New Parent Shares offered to the EBAC Shareholder, by any other means. The EBAC Shareholder acknowledges that New Parent Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act or any state securities laws.

(h)	EBAC Shareholder acknowledges that it is aware that there are substantial risks incident to the ownership of the New Parent Shares. The EBAC Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Parent Shares, and the EBAC Shareholder has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the EBAC Shareholder has considered necessary to make an informed investment decision. The EBAC Shareholder is not relying on any statements or representations of New Parent or EBAC or any of its agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(i)	The EBAC Shareholder has fully considered the risks of an investment in the New Parent Shares and determined that the New Parent Shares are a suitable investment for the EBAC Shareholder and that the EBAC Shareholder is able at this time and in the foreseeable future to bear the economic risk of a total loss of the EBAC Shareholder’s investment in the New Parent Shares. The EBAC Shareholder acknowledges specifically that a possibility of total loss exists.

(j)	The EBAC Shareholder understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the New Parent Shares or made any findings or determination as to the fairness of this investment.

(k)	No broker or finder has acted on behalf of the EBAC Shareholder in such a way as to create any liability on New Parent or EBAC in connection with this Agreement.

(l)	The EBAC Shareholder is not entering into the transactions contemplated by this Agreement to create actual or apparent trading activity in the New Parent Class A Shares (or any security convertible into or exchangeable for New Parent Class A Shares) or to raise or depress or otherwise manipulate the price of the New Parent Class A Shares (or any security convertible into or exchangeable for the New Parent Class A Shares) or otherwise in violation of the Exchange Act.

8. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the termination of the Business Combination Agreement in accordance with its terms and (b) the date upon which none of the Parties have any further obligations or liabilities with respect to any covenant or agreement herein. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 10(b) shall not affect any liability on the part of any Party for an intentional breach of this Agreement or Intentional Fraud.

9. Third Party Beneficiary. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Except as otherwise provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture. Notwithstanding anything to the contrary contained herein, Oculis is an intended third party beneficiary of and may enforce this Section 6 and Sections 1, 2, 3 and 10 of the Agreement.

10. Miscellaneous.

(a)	This Agreement constitutes the entire agreement among the Parties relating to the transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions exist between the Parties except as expressly set forth or referenced in this Agreement.

(b)	No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 10(b) shall be null and void, ab initio.

(c)	This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors or managers (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 5 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 10(c).

(d)	This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(e)	If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

(f)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g)	Any action based upon, arising out of or related to this Agreement or the Transactions may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 10(g). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

(h)	The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) EBAC shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 5, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that EBAC, in seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10(h), shall not be required to provide any bond or other security in connection with any such injunction.

(i)	The EBAC Stockholder acknowledges that EBAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of the private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the EBAC Stockholder hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the EBAC Stockholder or any of its related parties as a shareholder of EBAC to the extent related to or arising from any shares of capital stock of EBAC other than the Subject EBAC Equity Securities hereby irrevocably waives (on its own behalf and on behalf of its related parties) any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, this Agreement and will not seek recourse against the Trust Account with respect to the Released Claims.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

EUROPEAN BIOTECH ACQUISITION CORP.

By:
Name: Eduardo Bravo Fernandez de Araoz
Title: Chief Executive Officer

LSP SPONSOR EBAC B.V.

By:
Name: Mark Wegter
Title: Director
By:
Name: Martijn Kleijwegt
Title: Director

EBAC SHAREHOLDER:

By:
Name:
Title: Class A New Parent Shares of EBAC: [__________]

[Signature Page to Shareholder Non-Redemption Agreement]

ANNEX A

ELIGIBILITY

REPRESENTATIONS OF

EBAC SHAREHOLDER

This page should be completed by the EBAC

Shareholder and constitutes a part of the Non-

Redemption Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).
B.	NON-US PERSON
☐	We are not a “U.S. Person” (as defined in Regulation S promulgated under the Securities Act (a “Non-U.S. Person”)).
C.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a))(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The EBAC Shareholder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the EBAC Shareholder and under which the EBAC Shareholder accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;
☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;
☐	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or
☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.